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                                                                    Exhibit 10.4

                            FIRST AMENDMENT TO LEASE
                            ------------------------
                              (1821 East Dyer Road)

     THIS FIRST AMENDMENT TO LEASE ("First Amendment") is made and entered into as of the 23/rd/ day of May, 2001, by and between ARDEN REALTY LIMITED PARTNERSHIP, a Maryland limited partnership ("Landlord") and NEWPORT CORPORATION, a Nevada corporation ("Tenant").

                                R E C I T A L S:
                                - - - - - - - -

     A. Landlord and Tenant entered into that certain Standard Office Lease dated as of November 1, 2000 (the "Lease") whereby Landlord leased to Tenant and Tenant leased from Landlord certain office space located in that certain building located and addressed at 1821 East Dyer Road, Santa Ana, California (the "Building").

     B. By this First Amendment, Landlord and Tenant desire to provide for the construction of over-standard Improvements pursuant to the Lease, the payment of Basic Rental for the Mezzanine Space (as defined below) and to otherwise modify the Lease as provided herein.

     C. Unless otherwise defined herein, capitalized terms as used herein shall have the same meanings as given thereto in the Lease.

     NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                               A G R E E M E N T:
                               - - - - - - - - -

     1. The Premises. Landlord and Tenant hereby agree that pursuant to the
        ------------
Lease, Landlord currently leases to Tenant and Tenant currently leases from Landlord that certain office space in the Building containing 77,743 rentable square feet located on the first (1/st/) and second (2/nd/) floors of the Building (the "Premises"), as outlined on Exhibit "A" to the Lease.

     2. Construction of Mezzanine Space. In connection with its initial
        -------------------------------
construction of Improvements in the Premises, Tenant has expressed a desire to construct a mezzanine in the Premises ("Mezzanine Space"), as more fully set forth in the Tenant Work Letter attached hereto as Exhibit "A."

     3. Additional Construction Fees. In consideration for the additional
        ----------------------------
supervision costs to be incurred by Landlord relating to the construction of the Mezzanine Space and the other over-standard Improvements to be constructed pursuant to the Lease, Tenant shall pay to Landlord, on or before May 31, 2001, an amount equal to One Hundred Seventy-Five Thousand

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Dollars ($175,000.00). In addition to the additional supervision fee referenced above, in connection with the construction of the Improvements in the Premises and the Mezzanine Space herein, Tenant shall pay to Landlord on or before May 31, 2001, the sum of Seventy Thousand Dollars ($70,000.00) for parking relating to the construction of the Improvements and the Mezzanine Space, and Fifty-Eight Thousand Dollars ($58,000.00) for after-hours construction services (e.g., security, excess utilities, and management services).

     4. Monthly Basic Rental. The construction of the Mezzanine Space will
        --------------------
increase the number of rentable square feet leased by Tenant in the Building by approximately 11,880 square feet, and Tenant hereby agrees to prepay the entire Basic Rental for the Mezzanine Space throughout the initial Term of the Lease in the amount of One Hundred Ninety-Two Thousand Dollars ($192,000.00), which sum Tenant shall pay to Landlord on or before May 31, 2001. In addition, Tenant's Proportionate Share will be increased as a result of such increased square footage, which increase will be calculated upon completion of the Mezzanine Space based upon the final measurement of square feet added by the Mezzanine Space, and which calculation shall be confirmed in writing by Landlord to Tenant. The estimated adjusted Tenant's Proportionate Share will be 70.60% (based upon 89,623 square feet in the Premises (including the Mezzanine Space) and 126,941 square feet in the Building).

     5. Taxes. Throughout the Lease Term, within thirty (30) days after receipt
        -----
of an invoice from Landlord, Tenant shall pay any and all taxes assessed by any applicable governmental entity, which taxes are assessed due to the Mezzanine Space or the addition of the Mezzanine Space to the Premises or Building, including any re-assessment of the Building caused by the addition of the Mezzanine Space (which additional taxes are currently estimated to be $5,000.00 per year). In no event will Landlord be responsible for any taxes attributable to the Mezzanine Space, and in no event will such taxes be included in Direct Costs for the Building

     6. Parking. Upon completion of the Mezzanine Space, Tenant shall have the
        -------
use of four (4) additional unreserved parking passes for each 1,000 rentable square feet contained in the Mezzanine Space, subject to the terms and conditions of Article 23 of the Lease.

     7. Brokers. Each party represents and warrants to the other that no broker,
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agent or finder negotiated or was instrumental in negotiating or consummating this First Amendment. Each party further agrees to defend, indemnify and hold harmless the other party from and against any claim for commission or finder's fee by any entity who claims or alleges that they were retained or engaged by the first party or at the request of such party in connection with this First Amendment.

     8. Defaults. Tenant hereby represents and warrants to Landlord that, as of
        --------
the date of this First Amendment, Tenant is in full compliance with all terms, covenants and conditions of the Lease and that there are no breaches or defaults under the Lease by Landlord or Tenant, and that Tenant knows of no events or circumstances which, given the passage of time, would constitute a default under the Lease by either Landlord or Tenant.

     9. Signing Authority. Concurrently with Tenant's execution of this First
        -----------------
Amendment, Tenant shall provide to Landlord a copy of a resolution of the Board of Directors authorizing the execution of this First Amendment on behalf of such corporation, which copy of

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resolution shall be duly certified by the secretary or an assistant secretary of the corporation to be a true copy of a resolution duly adopted by the Board of Directors of said corporation and shall be in a form reasonably acceptable to Landlord.

     10. No Further Modification. Except as set forth in this First Amendment,
         -----------------------
all of the terms and provisions of the Lease shall continue to apply and shall remain unmodified and in full force and effect. Effective as of the date hereof, all references to the "Lease" shall refer to the Lease as amended by this First Amendment.

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     IN WITNESS WHEREOF, this First Amendment has been executed as of the day and year first above written.

"LANDLORD"                         ARDEN REALTY LIMITED PARTNERSHIP,
                                   a Maryland limited partnership

                                   By:   ARDEN REALTY, INC.,
                                         a Maryland corporation
                                         Its:  Sole General Partner

                                         By: /s/ Victor J. Coleman
                                             -----------------------------------
                                             VICTOR J. COLEMAN
                                             Its: President and COO

                                         By: /s/ Robert C. Peddicord
                                             -----------------------------------
                                             Robert C. Peddicord
                                             Its: Senior Vice President

"TENANT"                                 NEWPORT CORPORATION,
                                         a Nevada corporation

                                         By: /s/ Charles F. Cargile
                                             -----------------------------------
                                         Print Name: Charles F. Cargile
                                                  Title: Chief Financial Officer

                                         By: /s/ Jeffrey B. Coyne
                                             -----------------------------------
                                         Print Name: Jeffrey B. Coyne
                                                  Title: Secretary

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                                   EXHIBIT "A"
                                   -----------

                               TENANT WORK LETTER
                               ------------------

                        [NEWPORT CORPORATION - MEZZANINE]

         This Tenant Work Letter shall set forth the terms and conditions relating to the construction of a mezzanine in the Premises. This Tenant Work Letter is essentially organized chronologically and addresses the issues of the construction of the Mezzanine Space, in sequence, as such issues will arise.

                                    SECTION 1
                                    ---------

                     CONSTRUCTION DRAWINGS FOR THE PREMISES
                     --------------------------------------

         Landlord shall construct, at Landlord's sole cost, the mezzanine in the Premises (the "Mezzanine Improvements") pursuant to that certain plan prepared by Shlemmer Kamus + Agaze dated as of May 2, 2001 (collectively, the "Plans"). Unless specifically noted to the contrary on the Plans, the Mezzanine Improvements shall be constructed using Building-standard quantities, specifications and materials as determined by Landlord. If Landlord determines that more detailed construction drawings are necessary, based upon the Plans, Landlord shall cause the Architect to prepare detailed plans and specifications for the Mezzanine Improvements ("Working Drawings"). Landlord shall then forward the Working Drawings to Tenant for Tenant's approval. Tenant shall approve or reasonably disapprove any draft of the Working Drawings within three (3) business days after Tenant's receipt thereof; provided, however, that (i) Tenant shall not be entitled to disapprove any portion, component or aspect of the Working Drawings which are consistent with the Plans unless Tenant agrees to pay for the additional cost resulting from such change in the Plans as part of the Over-Allowance Amount pursuant to Section 2 below, and (ii) any disapproval of the Working Drawings by Tenant shall be accompanied by a detailed written explanation of the reasons for Tenant's disapproval. Failure of Tenant to reasonably disapprove any draft of the Working Drawings within said three (3) business day period shall be deemed to constitute Tenant's approval thereof. The Working Drawings, as approved by Landlord and Tenant, may be referred to herein as the "Approved Working Drawings." Tenant shall make no changes or modifications to the Plans or the Approved Working Drawings without the prior written consent of Landlord.

                                    SECTION 2
                                    ---------

                              OVER-ALLOWANCE AMOUNT
                              ---------------------

         In the event that after Tenant's execution of the First Amendment, any revisions, changes, or substitutions shall be made by Tenant to the Plans or the Approved Working Drawings or the Improvements, any additional costs which arise in connection with such revisions, changes or substitutions shall be considered to be an "Over-Allowance Amount." The Over-Allowance Amount shall be paid by Tenant to Landlord, as Additional Rent, within ten (10) days after Tenant's receipt of invoice therefor. The Over-Allowance Amount shall be disbursed by

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                                   EXHIBIT "A"
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Landlord prior to the disbursement of any portion of Landlord's contribution to the construction of the Mezzanine Improvements.

                                    SECTION 3
                                    ---------

                            RETENTION OF CONTRACTOR;
                            WARRANTIES AND GUARANTIES
                            -------------------------

         Landlord hereby assigns to Tenant all warranties and guaranties by the contractor who constructs the Mezzanine Improvements (the "Contractor") relating to the Mezzanine Improvements, and Tenant hereby waives all claims against Landlord relating to, or arising out of the construction of, the Mezzanine Improvements. The Contractor shall be designated and retained by Landlord to construct the Mezzanine Improvements.

                                    SECTION 4
                                    ---------

                               TENANT'S COVENANTS
                               ------------------

         Tenant shall, at no cost to Tenant, cooperate with Landlord and the space planner or architect retained by Landlord ("Architect") to cause a Notice of Completion to be recorded in the office of the Recorder of the County of Orange in accordance with Section 3093 of the Civil Code of the State of California or any successor statute upon completion of construction of the Mezzanine Improvements.

                                    SECTION 5
                                    ---------

                         COMPLETION OF THE IMPROVEMENTS
                         ------------------------------

         Tenant hereby agrees and acknowledges that the construction of the Mezzanine Improvements in the Premises may be completed during the Term of the Lease and that the date of completion thereof shall have no effect on the date of "Substantial Completion" of the "Improvements" (as those terms are defined in the Lease). The construction and completion of the Mezzanine Improvements shall not be deemed a constructive eviction, nor shall Tenant be entitled to any abatement of rent in connection therewith.

                                    SECTION 6
                                    ---------

                                  MISCELLANEOUS
                                  -------------

         6.1 Tenant's Representative. Tenant has designated Russ Hill as its
             -----------------------
sole representative with respect to the matters set forth in this Tenant Work Letter, who, until further notice to Landlord, shall have full authority and responsibility to act on behalf of the Tenant as required in this Tenant Work Letter.

         6.2 Landlord's Representative. Prior to commencement of construction of
             -------------------------
the Improvements, Landlord shall designate a representative with respect to the matters set forth in this Tenant Work Letter, who, until further notice to Tenant, shall have full authority and responsibility to act on behalf of the Landlord as required in this Tenant Work Letter.

         6.3 Time of the Essence in This Tenant Work Letter.  Unless otherwise
              ----------------------------------------------
indicated, all references herein to a "number of days" shall mean and refer to calendar days.

                                   EXHIBIT "A"
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